As filed with the Securities and Exchange Commission on June 30, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDYMAC BANCORP, INC.
INDYMAC CAPITAL TRUST II
INDYMAC CAPITAL TRUST III
INDYMAC CAPITAL TRUST IV
(EXACT NAME OF EACH REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE DELAWARE DELAWARE DELAWARE	95-3983415 95-4875881 95-4875882 95-4875883
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)
888 E. Walnut Street
Pasadena, California 91101
(800) 669-2300
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
Copies of communications to:

Michael W. Perry
Chairman and Chief Executive Officer
888 E. Walnut Street
Pasadena, California 91101-7211
(800) 669-2300
(Name, Address, including Zip Code and Telephone Number
including Area Code, of Agent For Service)	Frank M. Conner III Michael P. Reed Alston & Bird LLP The Atlantic Building 950 F Street, N.W. Washington, DC 20004-1404 (202) 756-3300

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
securities to be registered	Registered	Offering Price per Unit	Aggregate Offering Price	Registration Fee
Debt securities (2)
Preferred stock (3)
Depositary shares (4)
Common stock, par value $.01 per share (5)
Rights (6)
Warrants
IndyMac Bancorp, Inc., guarantees of preferred securities of IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV (7)	(1)	(1)	(1)	(1)
Stock purchase contracts Units (8)
IndyMac Trust II preferred securities
IndyMac Trust III preferred securities
IndyMac Trust IV preferred securities
Common stock, par value $.01 per share (9)	3,000,000	$44.30(10)	$132,900,000(10)	$14,220(10)(11)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $81,250 that has already been paid with respect to $500,000,000 aggregate principal amount of securities that were previously registered pursuant to registration statement No. 333–67964 filed on August 28, 2001, of which $175,000,000 aggregate principal amount of securities were sold as of the date hereof. The previously paid registration fees will be applied in lieu of the registration fees due for this registration statement pursuant to Rule 457(p) under the Securities Act of 1933 (the “Securities Act”), of which $14,220 is being used hereunder as set forth in footnote 11 below.

(2)	The debt securities to be offered hereunder will consist of one or more series of senior debt securities, subordinated debt securities or junior subordinated debt securities, as more fully described herein.

(3)	Preferred stock may be issued directly or upon conversion, exchange or exercise of debt securities, preferred stock, depositary shares or warrants.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	Common stock may be issued directly or upon conversion, exchange or exercise of debt securities, preferred stock, depositary shares or warrants, including warrants that were issued in connection with the Warrants and Income Redeemable Equity Securities (WIRES) Units issued under Registration No. 333-67964.

(6)	Each share of common stock includes an associated preferred share purchase right as described under “Description of Common Stock—Shareholder Rights Plan.”

(7)	Includes the obligations of IndyMac Bancorp, Inc. under a declaration of trust, a preferred securities guarantee issued with respect to preferred securities issued by a trust, the junior subordinated debt securities purchased by a trust, and the junior subordinated indenture, including IndyMac Bancorp, Inc.’s agreement to pay all trust obligations other than the common securities and preferred securities of the trusts.

(8)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(9)	Common stock for issuance under IndyMac Bancorp, Inc.’s Direct Stock Purchase Plan.

(10)	Estimated solely for the purpose of determining the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average of the high and low sale prices of IndyMac Bancorp, Inc.’s common shares of beneficial interest as reported on the New York Stock Exchange on June 26, 2006.

(11)	The registrants have not included any filing fee herewith. Pursuant to Rule 457(p), the filing fee has been offset by $81,250 of the filing fee previously paid by the registrants in connection with registration statement No. 333-67964, as stated in footnote 1 above.

EXPLANATORY NOTE
     This registration statement contains three forms of prospectuses to be used in connection with the offerings of the following securities:
•	debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts and units;

•	preferred securities of IndyMac Capital Trust II, preferred securities of IndyMac Capital Trust III and preferred securities of IndyMac Capital Trust IV, junior subordinated debt securities of IndyMac Bancorp, Inc., and guarantees by IndyMac Bancorp, Inc. of the preferred securities of IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV; and

•	common stock under IndyMac Bancorp Inc.’s Direct Stock Purchase Plan.
     Each offering of securities made under this registration statement will be made pursuant to one of these three prospectuses, with the specific terms of the securities offered thereby to be set forth in an accompanying prospectus supplement.

PROSPECTUS

INDYMAC BANCORP, INC.
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units

     IndyMac Bancorp, Inc. from time to time may offer to sell debt securities, preferred stock, depositary shares, common stock, warrants and stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contract may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of us or debt or equity securities of one or more other entities. Our common stock is listed on The New York Stock Exchange and trades under the ticker symbol “NDE.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.
     These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of IndyMac Bancorp, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     Neither the Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 30, 2006

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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that IndyMac Bancorp, Inc. and IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV, or the “trusts,” filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.
     This prospectus provides you with a general description of us and some of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.”
          The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Available Information.”
AVAILABLE INFORMATION
          We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
          We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.
          We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 1, 2006;

(2)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005;

(3)	The description of our common stock contained in our registration statement on Form 8-A dated August 8, 1985, including any amendment or report filed to update such description (such registration statement is filed under our former name, Countrywide Mortgage Investments, Inc.)

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and the description of our Preferred Stock Purchase Rights contained in our registration statement on Form 8-A dated October 18, 2001, including any amendment or report filed to update such description; and

(4)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
          We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request any of these documents from:

IndyMac Bancorp, Inc.
888 E. Walnut Street
Pasadena, California 91101-7211
Attention: Investor Relations
Telephone: (800) 669-2300
          You should rely only on the information incorporated by reference or presented in this prospectus or any applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with any different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted by applicable state law. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.
FORWARD-LOOKING STATEMENTS
          Some of the statements contained in this prospectus may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our projected financial condition and results of operations, plans, objectives, future performance and business. Forward-looking statements typically include the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target” and other similar expressions. These statements reflect our current views with respect to future events and financial performance. They are subject to risks and uncertainties including those identified in our periodic and current reports that we file with the SEC that could cause future results to differ materially from historical results or from the results anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates or as of the date hereof if no other date is identified. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
INDYMAC BANCORP, INC.
          IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, FSB, or Indymac Bank. Indymac Bank, operating as a hybrid thrift/mortgage banker, provides cost-efficient financing for the acquisition, development and improvement of single-family homes. Indymac also provides financing secured by single-family homes and other banking products to facilitate consumers’ personal financial goals.
          Unless otherwise mentioned or unless the context requires otherwise, references to “we,” “us,” “our,” “Indymac,” or similar references means IndyMac Bancorp, Inc. and its subsidiaries.

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RATIO OF EARNINGS TO FIXED CHARGES
     Indymac’s consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2005, December 31, 2004, December 31, 2003, December 31, 2002, and December 31, 2001, and each of the fiscal quarters ended March 31, 2006 and March 31, 2005 are as follows:

	Three Months Ended		Year Ended
	March 31,		December 31,
	2006	2005	2005	2004	2003	2002	2001

Ratio of Earnings to Fixed Charges:(1)
Excluding interest on deposits	1.75	2.26	2.07	2.04	2.51	2.32	1.84
Including interest on deposits	1.53	1.88	1.75	1.74	2.01	1.80	1.59
Earnings excluding interest on deposits	$308,561	$188,509	$939,233	$526,978	$444,892	$377,487	$447,064
Fixed Charges excluding interest on deposits	176,393	83,286	454,116	258,934	177,076	162,628	243,537
Earnings including total fixed charges	382,804	224,401	1,134,761	630,590	532,720	482,675	545,845
Fixed Charges including interest on deposits	250,636	119,178	649,644	362,546	264,904	267,816	342,318

(1)	For purposes of computing the ratio, earnings as adjusted consists of income before income taxes and cumulative effect of a change in accounting principle plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense and amortization of deferred debt costs.
USE OF PROCEEDS
          We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES WE MAY OFFER
DESCRIPTION OF DEBT SECURITIES
          The following summary describes the general terms and provisions of debt securities that we may offer, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
          The senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement and the subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement.
          We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed the form of each of these indentures as exhibits to the registration statement. You should read the applicable indenture for additional information before you buy any debt securities. The actual provisions of the indentures, and not the summary thereof below, will govern your rights and our obligations with respect to the debt securities.
General
     The debt securities will be our direct unsecured obligations. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities

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and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.
     The senior debt securities will be unsecured and will rank equally with all of our other senior debt, as defined under “—Subordination” below. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt and, together with such other subordinated debt, will be subordinated to all of our existing and future senior debt.
     Our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination”. Neither indenture limits our ability to incur additional unsecured indebtedness.
     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and type of the debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:
•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue,

•	the record and interest payment dates for the debt securities,

•	the first interest payment date, and

•	any circumstances under which we may defer interest payments;
•	the place or places where:
•	we can make payments on the debt securities,

•	the debt securities can be surrendered for registration of transfer or exchange, and

•	notices and demands can be given to us relating to the debt securities and under the applicable indenture;
•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

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•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares or other of our securities or the debt or equity securities of third parties and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares of other of our securities or the debt or equity securities of third parties, the terms of such preferred stock, depositary shares or other securities;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default which will apply to the debt securities in addition to those contained in the applicable indenture;

•	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary or its nominee for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	whether the debt securities are exchangeable into any other securities and, if so, the terms under which such exchange may occur and the terms of such other securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the exchange of interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	any restrictions on the transfer of the debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the applicable trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	whether the debt securities shall vote and consent together with other debt securities as a single class and/or shall constitute a single series with other debt securities;

•	the terms of any securities being offered together with or separately from the debt securities; and

•	any other terms of the debt securities.

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     When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name the debt security is registered in the security register.
Payment; Exchange; Transfer
     We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a debt security:
•	on an interest payment date, to the person in whose name that debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders the debt security at the office of our appointed paying agent.
any other terms of the debt securities.
     Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us. After that time any holder of a debt security may only look to us for the payments on the debt security.
     Any debt securities of a series may be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose at an authorized place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location of that office. However, we will be required to maintain an office or agency in each place of payment for that series.
Denominations
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.
Bearer Debt Securities
     If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form. The prospectus supplement will also summarize provisions of the applicable indenture that relate specifically to bearer debt securities.
Original Issue Discount
     Debt securities may be issued under the indentures as original issue discount securities that are sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount that is less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. The applicable

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prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.
Covenants Contained in Indentures
     Except as otherwise set forth in the next sentence, the senior indenture:
•	prohibits us and our subsidiaries from selling, pledging, assigning, transferring or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any principal subsidiary bank or of any subsidiary that owns, directly or indirectly, any capital stock of a principal subsidiary bank; and

•	prohibits any principal subsidiary bank from issuing any shares of its capital stock or securities convertible into its capital stock.
     This restriction does not apply to:
•	sales, pledges, assignments, transfers or other dispositions or issuances made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•	sales, pledges, assignments, transfers or other dispositions or issuances made by us or any principal subsidiary bank acting in a fiduciary capacity for any person or entity other than us or any principal subsidiary bank or to us or any of our wholly owned subsidiaries;

•	the merger or consolidation of a principal subsidiary bank with and into a principal subsidiary bank;

•	sales, pledges, assignments, transfers or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable principal subsidiary bank;

•	sales, pledges, assignments, transfers or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by us or any subsidiary, directly or indirectly, of any other corporation or entity;

•	sales of additional shares of capital stock by any principal subsidiary bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us; or

•	a pledge made or a lien created to secure loans or other extensions of credit by a principal subsidiary bank subject to Section 23A of the Federal Reserve Act.
     When we use the term “subsidiary”, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or through one or more of our other subsidiaries. Voting stock is capital stock that is entitled in the ordinary course to vote for the election of a majority of the directors of a corporation and does not include capital stock that is entitled to so vote only as a result of the happening of certain events.
     When we use the term “principal subsidiary bank” above, we mean any savings association, commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or through one or more of our subsidiaries if such savings association, commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to

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more than 50% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. As of the date hereof, our only principal subsidiary bank is Indymac Bank.
     The subordinated indenture does not contain the restriction described above.
     Neither of the indentures contains restrictions on our ability to:
•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.
     The indentures contain customary affirmative covenants. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.
Consolidation, Merger or Sale
     Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the sale, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:
•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a state of the United States or the District of Columbia or under federal law and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the applicable indenture exists.
     If we consolidate or merge with or into any other entity or sell, lease or transfer all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.
Modification and Waiver
     Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without the holder’s consent:
•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in payments due on the debt securities;

•	a change in the place of payment or currency in which any payment on the debt securities is payable;

•	a limitation of the holder’s right to sue us for the enforcement of payments due on the debt securities;

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•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	a reduction in the requirements contained in the applicable indenture for the determination of a quorum or voting;

•	a limitation of the holder’s right, if any, to repayment of debt securities at the holder’s option;

•	in the case of subordinated debt securities convertible into other securities, a limitation of any right to convert the subordinated debt securities;

•	in the case of subordinated debt securities that are entitled to receive securities on an exchange date, an impairment of the right of the holder to receive other securities with a value equal to the principal amount of the subordinated debt securities of such series; and

•	a modification of any of the foregoing requirements contained in the applicable indenture.
     We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the holders of the outstanding senior debt without the consent of the holders of all of the senior debt.
     Under each of the indentures, we may make clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities without the consent of any holders of debt securities.
     Under each of the indentures, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to principal subsidiary banks described above under “—Covenants Contained in Indentures” may be waived in this manner.
     Under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:
•	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:
•	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any senior debt security of that series when due;

•	failure to deposit any sinking fund payment on senior debt securities of that series when due;

•	failure to perform any of the covenants regarding capital stock of principal subsidiary banks described above under “—Covenants Contained in Indentures;”

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•	failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the senior debt securities of that series when that series is created.
     Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:
•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the subordinated debt securities of that series when that series is created.
     If an event of default for any series of debt securities occurs and during the period it continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, subject to conditions, rescind the declaration. Unless we state otherwise in the applicable prospectus supplement, the holders of subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture.
     The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series if an event of default occurs and continues.
     Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states that, to the knowledge of the certifying officer, no defaults exist under the terms of the applicable indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if the trustee considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.
     Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.
     The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

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•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
     However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment.
Discharge, Defeasance and Covenant Defeasance
     Unless otherwise specified in the applicable prospectus supplement, the terms of a series of debt securities under each indenture, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation. We can discharge these obligations by irrevocably depositing with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities.
     When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and are essentially risk free as to collection of principal and interest, including:
•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.
     In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of debt securities as described above, then:
•	the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of debt securities of that series may only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
     In the case of any subordinated debt securities, the following requirement must also be met:
•	we shall have delivered an opinion of counsel to the effect that the trust funds deposited will not be subject to the rights of any holders of senior debt, including those discussed under “—Subordination;” except and subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and general principals of equity.

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     In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:
•	to be defeased and be discharged from any and all obligations with respect to the debt securities of that series, including, in the case of subordinated debt securities, the subordination provisions except for our obligations to:
•	pay any additional amounts upon the occurrence of certain tax and other events;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	to hold moneys for payment in trust.
•	to be defeased and discharged from our obligations with respect to the debt securities of that series described under “Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Institutions” discussed above under “—Covenants Contained in Indentures” or, if the terms of the debt securities of that series permit, our obligations with respect to any other covenant.
     If we choose to defease and discharge our obligations under the covenants, any failure to comply with the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election we must irrevocably deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities.
     In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. If we exercise our option not to comply with the covenants referred to above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default relating to the covenants referred to above, the amount of money and/or eligible instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration resulting from the event of default. In this case, we would remain liable to make payment of such amounts due at the time of acceleration.
     We may defease and discharge our obligations as described in the preceding paragraphs only if, among other things:
•	we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which we are a party to or obligated under;

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•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance; and

•	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.
Subordination
     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt. Our senior debt includes any senior debt securities and generally means:
•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, our obligations under letters of credit, any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities.
     If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on the securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under the plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of the subordinated debt securities.
     If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on senior debt, the holders of subordinated debt securities together with the holders of any of our other obligations ranking equal with those subordinated debt securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the subordinated debt securities.
     If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all the senior debt in full, then the holders of the subordinated debt securities will

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be deemed to have received the payments or distributions in trust for the benefit of, and will be obligated to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at that time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of the subordinated debt securities.
     As a result of the subordination, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the subordinated indenture in connection with the subordinated debt securities.
     We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of senior debt.
Conversion and Exchange
     If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.
Our Relationship with the Trustee
     The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and our junior subordinated debt securities, as well as the trustee under the guarantee issued in connection with issuance of trust preferred securities by the IndyMac Capital Trust I. The Bank of New York also serves as a bond custodian for IndyMac. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.
DESCRIPTION OF PREFERRED STOCK
     The following summary describes the general terms and provisions of our preferred stock that we may offer. We may also issue additional preferred stock of an existing series. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock. Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated certificate of incorporation.
General
     Pursuant to our restated certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue a maximum of 10,000,000 shares of preferred stock, including shares issued or reserved

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for issuance. As of June 29, 2006, we had no outstanding shares of preferred stock. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:
•	the number of shares and designation or title of the shares;

•	dividend rights;

•	whether and upon what terms the shares will be redeemable;

•	the rights of the holders upon our dissolution or upon the distribution of our assets;

•	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	the voting rights of the preferred stock, if any; and

•	any other rights, preferences, privileges, limitations or restrictions of the series.
     If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock. Those shares will not be part of any particular series of preferred stock and may be reissued by us.
     As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we elect to do so, each depositary share will represent a fractional interest in a share of preferred stock or some multiple of shares of preferred stock, to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in preferred stock, the shares of preferred stock will be deposited with a depositary.
     Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described herein. You should read the prospectus supplement relating to a particular series of the preferred stock for a description of the specific terms of the series, including:
•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•	the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
     All shares of preferred stock we issue will be fully paid and nonassessable. This means you will have paid the full required purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless otherwise specified in the applicable prospectus supplement:

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•	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

•	the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

•	The Bank of New York will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the preferred stock.
Dividends
     The holders of the preferred stock of each series will be entitled to receive cash dividends, if and when declared by our board of directors or its duly authorized committee, out of our assets that we may legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and the dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.
     We are incorporated in Delaware, and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.
     The applicable prospectus supplement will state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board subsequently declares a dividend on that series payable in the future.
     Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. If full dividends have not been paid, or declared and a sum sufficient to payment thereof set aside, on all preferred stock ranking equal as to dividends, then:
•	we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

•	other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

•	we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

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We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.
Redemption
     We may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.
     If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.
     If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.
     Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:
•	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

•	we will not purchase or otherwise acquire any preferred stock of that series.
     The prohibition described in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.
     Unless otherwise specified in the applicable prospectus supplement, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 and 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 and 70 days prior to the date fixed for redemption. We will mail the notices to the holders, addresses as they appear on our stock records. Each notice will state:
•	the redemption date;

•	the number of shares and the series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date when the holders, conversion rights, if any, will terminate.

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     If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify in the notice the number of shares to be redeemed from the holder.
     If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:
•	dividends will no longer accrue on the preferred stock called for redemption;

•	those shares will no longer be considered outstanding; and

•	the holders will no longer have any rights as stockholders except to receive the redemption prices.
     When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.
     If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.
Conversion or Exchange
     The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.
Rights Upon Liquidation
     Unless otherwise specified in the applicable prospectus supplement, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:
•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, whether or not earned or declared.
     We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.
     The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.
     We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if:
•	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

•	we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

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     This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts to which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.
     After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.
Voting Rights
     Except as described in this section or in the applicable prospectus supplement, and except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock or multiple shares of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote or multiple votes, as the case may be.
     For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.
     Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which:
•	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

•	have voting rights that are exercisable and that are similar to those of that series, we will not:
•	authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.
     The foregoing consent must be given by the holders of at least two-thirds of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:
•	increase the amount of the authorized preferred stock;

•	create and issue another series of preferred stock; or

•	increase the amount of authorized shares of any series of preferred stock;
so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

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Outstanding Preferred Stock
     Unless otherwise specified in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our preferred stock then outstanding. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. We had no preferred stock outstanding at June 29, 2006.
DESCRIPTION OF DEPOSITARY SHARES
     The following summary section describes the general terms and provisions of the depositary shares that we may offer. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
     We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed a form of deposit agreement, including a form of depositary receipt, which is incorporated by reference as an exhibit to the registration statement. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.
General
     We may offer fractional interests in preferred stock or some multiple shares of preferred stock, rather than whole individual shares of preferred stock. If we do so we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share or some multiple of shares of a particular series of preferred stock.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this prospectus as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares or some multiple of shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
     Unless otherwise specified in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The amounts distributed to

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holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.
     If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
     The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion and Exchange
     If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption of Depositary Securities
     If the series of preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
     After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting the Preferred Shares
     When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
     The depositary will be instructed to try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.
Taxation
     Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

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•	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

•	the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:
•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Miscellaneous
     We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.
     Neither the depositary nor we will be liable if the depositary is prevented from, or delayed by, law or any circumstance beyond its control in, performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
     The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

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DESCRIPTION OF COMMON STOCK
     The following summary describes our common stock and the rights of the holders thereof. The prospectus supplement will describe the specific terms on which our common stock is being offered through that prospectus supplement, including whether our common stock is being offered directly or in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or warrants.
General
     Shares Outstanding. As of March 31, 2006, our authorized common stock was 200,000,000 shares. From these authorized shares, we had issued 94,987,327 shares, of which 65,747,783 shares were outstanding and 29,239,544 shares were held as treasury shares.
     Dividends. Holders of common stock may receive dividends if declared by our board of directors out of our funds that we may legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Dividend Restrictions” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”
     Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.
     Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will be entitled to receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities.
     Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “NDE.” The Bank of New York serves as the transfer agent and registrar for the common stock.
     Fully Paid. The outstanding shares of common stock are fully paid and nonassessable. This means the full required purchase price for the outstanding shares of common stock has been paid and that the holders of those shares will not be assessed any additional amounts therefor. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.
Restrictions on Payment of Dividends
     We are incorporated in Delaware and are governed by the Delaware General Corporation Law. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.
Nomination Procedures
     In addition to our board of directors, stockholders may nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in our bylaws. In general, a

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stockholder must submit a written notice of the nomination to our corporate secretary at least 90 but not more than 120 days before a scheduled meeting of our stockholders.
Proposal Procedures
     Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our corporate secretary at least 90 but not more than 120 days before the date set for the annual meeting of our stockholders
Amendment of Bylaws
     Under our bylaws, our board of directors can adopt, amend or repeal the bylaws, subject to limitations under the Delaware General Corporation Law. Our stockholders also have the power to change or repeal our bylaws.
Savings and Loan Holding Company Regulations
     Under federal laws and regulations governing savings and loan holding companies, including IndyMac Bancorp, Inc., OTS approval must be obtained prior to any person or entity acquiring control of IndyMac or Indymac Bank. Control is conclusively presumed to exist if, among other things, a person or entity acquires more than 25% of any class of voting stock of IndyMac (including the common stock) or Indymac Bank or controls in any manner the election of a majority of the directors of IndyMac or Indymac Bank.
Shareholder Rights Plan
     We have adopted a shareholder rights plan, which is sometimes referred to in this prospectus as the “rights plan,” which provides that one right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, or the rights, is attached to each outstanding share of our common stock. The rights have certain anti-takeover effects and are intended to discourage coercive or unfair takeover tactics and to encourage any potential acquiror to negotiate a price fair to all shareholders with our board of directors. The rights are intended to cause substantial dilution to an acquiring party that attempts to acquire us on terms not approved by our board of directors, but the rights will not interfere with any merger or other business combination that is approved by our board of directors.
     The rights are attached to the shares of our common stock. The rights are not presently exercisable. Ten business days after a party acquires beneficial ownership of 15% or more of our outstanding shares of common stock, 15 business days after a party commences or publicly announces an intention to commence a tender or exchange offer to do so, or ten business days after a party files an application, request or other document with a governmental agency seeking approval of, attempting to rebut any presumption of control upon, or indicating an intention to enter into a transaction or transactions, that would result in any party becoming the beneficial owner of 15% or more of our outstanding common stock, the rights will separate from the common stock and will become exercisable (other than rights held by the acquiring party).
     Each right entitles the holder to purchase one one-hundredth of a Series A Junior Participating Preferred Share for an exercise price that is currently $100 per share. Once the rights become exercisable, any rights held be the acquiring party will be void, and all other holders of rights will receive upon exercise of their rights that number of shares of common stock having a market value of two times the exercise price of the right. The rights, which expire on October 17, 2011, may be redeemed at any time prior to the time a party becomes an acquiring person, for $0.01 per right. Until a right is exercised, the holder of that right will have no rights as a stockholder of IndyMac, including, without limitation, the right to vote or receive dividends.

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Direct Stock Purchase Plan
     Effective in June 2002, IndyMac established a direct stock purchase plan. The direct stock purchase plan, or the Plan, is designed to provide both our existing stockholders and new investors with a new way to purchase shares of our common stock, including through new cash payments and reinvestment of dividends on shares held in plan accounts. The Plan is administered by Mellon Bank, N.A., or Mellon Bank, with some administrative support being provided by its affiliate Mellon Investor Services. Mellon Bank acts as agent for plan participants, keeps records of participant accounts, sends annual account statements to participants, and performs other duties related to the Plan. Shares purchased for each participant under the Plan will be held by Mellon Bank. To enroll in the Plan, participants must make a minimum initial investment of at least $250, or authorize five monthly installment investments of at least $50 each. After the initial investment, participants may make additional cash investments of at least $50, up to a maximum of $10,000 per month, per account. There is no enrollment fee to enroll in the Plan. All or a portion of dividends from our common stock or our preferred stock may automatically be reinvested in additional shares of common stock. No brokerage commissions will be charged for purchases or reinvestments through the Plan. Any shareholders enrolled or deemed to be enrolled may sell shares of common stock credited to their accounts through the Plan. Brokerage commissions, related service charges and any applicable taxes will be deducted from the proceeds of such sales. Participants may have any non-reinvested dividends on shares of common stock held in their Plan accounts paid by electronic deposit. Shares of common stock will be purchased under the Plan, at our option, from newly issued shares, shares held in our treasury or shares purchased on the open market by Mellon Bank. Share purchases in the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the plan administrator determines. Neither we nor any participant in the Plan will have any authority to direct the date, time or price at which shares may be purchased by Mellon Bank.
DESCRIPTION OF WARRANTS
     The following summary describes the general terms and provisions of the warrants that we may offer. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.
     We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock or any combination of these securities. Warrants may be issued alone or together with the underlying securities offered by any prospectus supplement and may be attached to or may be separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.
     We have filed forms of warrant agreements and the certificates representing the warrants, which are incorporated by reference as exhibits to the registration statement. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.
General
     If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
•	the offering price;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that may be purchased if a holder exercises the warrants;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each debt security;

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•	the date on and after which the holder of the warrants may transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that may be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.
     Unless otherwise specified in the applicable prospectus supplement, warrants for the purchase of debt securities will be issued in registered form only.
     If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:
•	the offering price;

•	the total number of shares that may be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•	the designation and terms of the series of, preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of preferred stock or depositary share;

•	the date on and after which the holder of the warrants may transfer them separately from the related series of, preferred stock, depositary shares or common stock

•	the number of shares of preferred stock, depositary shares or shares of common stock that may be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.
     Warrants for the purchase of preferred stock, depositary shares or common stock will be issued in registered form only.
     A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
     Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of those warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

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Exercise of Warrants
     Each holder of a warrant will be entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.
     A holder of warrants may exercise them by following the general procedure outlined below:
•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.
     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new securities warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to Securities Warrants Agreements
     We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.
Common Stock Warrant Adjustments
     Unless otherwise specified in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock may be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:
•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•	if we issue rights or warrants to all holders of common stock entitling them, for a period expiring not more than 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

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•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.
     Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.
     Holders of common stock warrants may have additional rights under the following circumstances:
•	a reclassification or change of the common stock;

•	a consolidation or merger involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.
     If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.
DESCRIPTION OF STOCK PURCHASE CONTRACTS
     The following summary describes the general terms and provisions of the stock purchase contracts that we may offer. The applicable prospectus supplement will describe the specific terms of the stock purchase contracts offered through that prospectus supplement and any general terms outlined in this section will not apply to those stock purchase contracts.
     The stock purchase contracts will represent contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our capital stock at a future date or dates. The price per share of capital stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.
     The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in senior debt securities, subordinated debt securities, preferred stock, debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations under the stock purchase contracts to purchase or to sell the shares of our capital stock. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.
     The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:
•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

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•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.
DESCRIPTION OF UNITS
     The following summary describes the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section will not apply to those units. We may issue units comprising one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
BOOK-ENTRY, DELIVERY AND FORM
     We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
     Unless otherwise mentioned in the applicable prospectus supplement, we anticipate that securities we offer will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the applicable prospectus supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A.IN.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the applicable prospectus supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase & Co. will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth

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below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
     Securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we, in our sole discretion, determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.
     A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
     If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
     DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.
DTC
     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.

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     We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
     Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
     DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.
     DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
     DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
CLEARSTREAM
     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
     Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
EUROCLEAR
     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services,

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including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
     Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
     Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
     The Euroclear Operator has advised us that under Belgian law, investors which are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.
GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES
     Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and

32

procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
     Because of time-zone differences, credits of securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
VALIDITY OF THE SECURITIES
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is including in Management’s Report on Internal Control over Financial Reporting) of us incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

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PROSPECTUS

Junior Subordinated Debt Securities
INDYMAC BANCORP, INC.

IndyMac Capital Trust II
IndyMac Capital Trust III
IndyMac Capital Trust IV
Trust Preferred Securities
Guaranteed As Stated Herein by IndyMac Bancorp, Inc.

     The trusts are Delaware business trusts. Each trust may from time to time:
•	sell trust preferred securities representing undivided beneficial interests in the trust to the public.

•	sell common securities representing undivided beneficial interests in the trust to IndyMac Bancorp, Inc.

•	use the proceeds from the sale of trust preferred securities and common securities, collectively referred to in this prospectus as the “trust securities”, to buy junior subordinated debentures of IndyMac Bancorp, Inc.

•	distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the trust preferred and common securities.
     IndyMac Bancorp, Inc. will guarantee on a subordinated basis, as described in this prospectus, the payment by the trust of the trust preferred securities based on obligations discussed herein. This is called the trust preferred securities guarantee.
     We will provide the specific terms of the securities we offer from time to time in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
     These securities unsecured obligations of ours and the trusts, as applicable, and are not savings accounts, deposits or other obligations of any subsidiary of IndyMac Bancorp, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     Neither the Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous delayed basis.

Prospectus dated June 30, 2006

 i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that IndyMac Bancorp, Inc. and IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV, or the “trusts,” filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount. The trusts may sell trust preferred securities representing individual beneficial interests in the trusts to the public and common securities to us in one or more offerings.
     This prospectus provides you with a general description of us and the trusts and some of the securities we and the trusts may offer. Each time we or a trust sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Available Information.”
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us, the trusts and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Available Information.”
AVAILABLE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
     We and the trusts have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours or a applicable trust, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.
     We and the trusts incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 1, 2006;

(2)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005;

(3)	The description of our common stock contained in our registration statement on Form 8-A dated August 8, 1985, including any amendment or report filed to update such description (such registration statement is filed under our former name, Countrywide Mortgage Investments, Inc.) and the description of our Preferred Stock Purchase Rights contained in our registration statement on Form 8-A dated October 18, 2001, including any amendment or report filed to update such description; and

(4)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
     We and the trusts will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request any of these documents from:

IndyMac Bancorp, Inc.
888 E. Walnut Street
Pasadena, California 91101-7211
Attention: Investor Relations
Telephone: (800) 669-2300
     You should rely only on the information incorporated by reference or presented in this prospectus or any applicable prospectus supplement. Neither we or the trusts, nor any underwriters or agents, have authorized anyone else to provide you with any different information. We and the trusts may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and the trusts are only offering these securities in states where the offer is permitted by applicable state law. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.
     None of IndyMac Capital Trust II, IndyMac Capital Trust III, and IndyMac Capital Trust IV, which we refer to as the trusts (and individually, as a trust) nor we have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of trust preferred securities with any important information for the following reasons:
•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue trust securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the trust as described in this prospectus.
     We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

FORWARD-LOOKING STATEMENTS
          Some of the statements contained in this prospectus may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our projected financial condition and results of operations, plans, objectives, future performance and business. Forward-looking statements typically include the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target” and other similar expressions. These statements reflect our current views with respect to future events and financial performance. They are subject to risks and uncertainties, including those identified in our periodic and current reports that we file with the SEC, that could cause future results to differ materially from historical results or from the results anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates or as of the date hereof if no other date is identified. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
ABOUT THE ISSUERS
     Unless otherwise mentioned or unless the context requires otherwise, references to “we,” “us,” “our,” “Indymac,” or similar references means IndyMac Bancorp, Inc. and its subsidiaries. IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV, are each referred to as the “trust” and are collectively referred to as the “trusts.”
IndyMac Bancorp, Inc.
     IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, FSB, or Indymac Bank. Indymac Bank, operating as a hybrid thrift/mortgage banker, provides cost-efficient financing for the acquisition, development and improvement of single-family homes. Indymac also provides financing secured by single-family homes and other banking products to facilitate consumers’ personal financial goals.
The Trusts
     Each trust is a statutory business trust formed under Delaware law pursuant to a trust agreement, signed by Indymac, as depositor of the trust, the property trustee, the Delaware trustee and the administrative trustees, each as defined below, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of the applicable trust will be amended and restated in its entirety before the issuance of trust preferred securities by such trust. We will refer in this prospectus to such trust agreement, as so amended and restated, as the “trust agreement.” Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.
     Each trust exists for the exclusive purposes of:
•	issuing trust preferred securities and common securities representing undivided beneficial interests in the assets of such trust;

•	investing the gross proceeds of the sale of trust preferred securities and common securities, collectively referred to in this prospectus as the “trust securities,” in junior subordinated debt securities; and

•	engaging only in those activities necessary or incidental thereto.
     All of the common securities of the trusts will be directly or indirectly owned by us. The common securities of a trust rank equally with the trust preferred securities of the issuing trust. A trust will make payment on its trust preferred securities pro rata, except that upon an event of default under the applicable trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire common securities of a trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

     Each trust’s business and affairs will be conducted by its trustees, each of whom will be appointed by IndyMac Bancorp, Inc. as holder of the common securities. The trustees will be Wilmington Trust Company, as the “property trustee” and the “Delaware trustee,” and two individual trustees, who are referred to as the “administrative trustees” and who are employees or officers of or affiliated with IndyMac Bancorp, Inc. Wilmington Trust Company, as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will act as trustee under the guarantees. See “Description of Guarantees” and “Description of Junior Subordinated Debt Securities.”
     If an event of default under the trust agreement has occurred and is continuing, the holder of the common securities of a trust, or the holders of a majority in liquidation amount of the trust preferred securities of the trust, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of trust preferred securities have that right.
     Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be dissolved earlier as provided in the applicable trust agreement.
     IndyMac Bancorp, Inc. will pay all fees and expenses related to the trusts and the offering of trust securities.
     The principal executive office of each trust is c/o IndyMac Bancorp, Inc., 888 E. Walnut Street, Pasadena, California 91101-7211.
RATIO OF EARNINGS TO FIXED CHARGES
     Indymac’s consolidated ratio of earnings to fixed charges for each of the five fiscal years ended December 31, 2005, December 31, 2004, December 31, 2003, December 31, 2002, and December 31, 2001, and each of the fiscal quarters ended March 31, 2006 and March 31, 2005 are as follows:

	Three Months Ended		Year Ended
	March 31,		December 31,
	2006	2005	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges: (1)
Excluding interest on deposits	1.75	2.26	2.07	2.04	2.51	2.32	1.84
Including interest on deposits	1.53	1.88	1.75	1.74	2.01	1.80	1.59
Earnings excluding interest on deposits	$308,561	$188,509	$939,233	$526,978	$444,892	$377,487	$447,064
Fixed Charges excluding interest on deposits	176,393	83,286	454,116	258,934	177,076	162,628	243,537
Earnings including total fixed charges	382,804	224,401	1,134,761	630,590	532,720	482,675	545,845
Fixed Charges including interest on deposits	250,636	119,178	649,644	362,546	264,904	267,816	342,318

(1)	For purposes of computing the ratio, earnings as adjusted consists of income before income taxes and cumulative effect of a change in accounting principle plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense and amortization of deferred debt costs.
USE OF PROCEEDS
     Each trust will use the proceeds from the sale of its trust preferred securities to acquire junior subordinated debentures from us. We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE OR THE TRUSTS MAY OFFER
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES
     The following paragraphs describe the general terms and provisions of our junior subordinated debt securities that we will issue to the trusts in exchange for the proceeds of their sales of trust securities. The applicable prospectus supplement will describe the specific terms of the junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms summarized below that will not apply to those debt securities. The junior subordinated debt securities will be issued pursuant to a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture,” between us and the junior subordinated trustee. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated trustee will be The Bank of New York.
     We have filed the junior subordinated indenture, which is incorporated by reference, as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The actual provisions of the junior subordinated debt securities, and not the following summaries, will control your rights as a direct or indirect owner of the junior subordinated debt securities.
General
     The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under the indenture will be issued as part of a series that has been established by us under the indenture.
     The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt and, together with such other junior subordinated debt, will be subordinated to all of our existing and future senior debt. See “—Subordination” below.
     The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as “structural subordination.”
     A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:
•	the interest rate on the debt securities or the method by which the interest can be

•	rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;
•	the place or places where:
•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or

•	exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;
•	any optional redemption provisions that would permit us or the holders of debt

•	securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities

•	before their final maturity;

•	whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares or other of our securities, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under the heading “—Defeasance” apply to the debt securities;

•	any events of default under the indenture which will apply to the debt securities in addition to those contained in such indenture;

•	any additions or changes to the covenants contained in the junior subordinated indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary or its nominee for those global securities and a description of any book-entry procedures relating to the global securities – a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•	if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	any restrictions on the transfer of the debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities; · any special provisions relating to the payment of any additional amounts on the debt securities;

•	whether the debt securities shall vote and consent together with other debt securities as a single class and/or shall constitute a single series with other debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of IndyMac or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.
     When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.
Additional Interest
     If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the related junior subordinated debt securities. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.
Payment; Exchange; Transfer
     We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless otherwise specified in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:
•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

     Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.
     Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location of that office. However, we will be required to maintain an office or agency in each place of payment for that series.
     In the event of any redemption, neither we nor the junior subordinated trustee will be required to:
•	issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of the notice of redemption and ending at the close of business on the day of mailing of the notice of redemption; or

•	transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.
Denominations
     Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.
Bearer Debt Securities
     If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.
Original Issue Discount
     Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.
Option to Defer Interest Payments
     If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Redemption
     Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund.
     Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.
     Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event or investment company event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date.
     “Tax event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced proposed change, in the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of a series of trust preferred securities, there is more than an insubstantial risk that:
•	the trust that issued the series of trust securities is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities;

•	interest payable by IndyMac Bancorp, Inc. on the series of corresponding junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by IndyMac Bancorp, Inc., in whole or in part, for United States federal income tax purposes; or

•	the trust that issued the series of trust securities is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     “Investment company event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the trust preferred securities.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions thereof called for redemption.
Restrictions on Certain Payments
     If junior subordinated debt securities are issued to a trust or the trustee of a trust in connection with the issuance of trust securities by the trust and:
•	there shall have occurred and be continuing an event of default with respect to the corresponding junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•	we shall be in default relating to our payment of any obligations under the corresponding guarantee; or

•	we shall have given notice of our election to defer payments of interest on the corresponding junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;
then:
•	we will not be permitted to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; and

•	we will not be permitted to declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of our capital stock other than:
•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debt securities;

•	any exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of common stock on common stock; or

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.
Consolidations, Mergers and Sales
     The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale, transfer or lease by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a state of the United States or the District of Columbia or under federal law and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists.
     If we consolidate or merge with or into any other entity or sell, or lease or transfer all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.
Events of Default, Waiver and Notice
     The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debt securities:
•	default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

•	default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

•	default for 30 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures;

•	certain events in bankruptcy, insolvency or reorganization of IndyMac Bancorp, Inc.; and

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.
     If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities will have such right. If an event of default under the junior subordinated indenture occurs and continues, the property trustee may also declare the principal of and the interest on the corresponding junior subordinated debt security, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debt security.
     If such a declaration occurs, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of subordinated debt securities can, subject to conditions, rescind the declaration. If the holders of such series of junior subordinated debt securities rescind such declaration, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities will have such right.
     The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:
•	a default in payment of principal of or any premium or interest; or

•	a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.
     If the holders of junior subordinated debt securities fail to waive a default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.
     The holders of a majority in aggregate principal amount of the junior subordinated debt securities of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.
     We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, that no defaults exist under the terms of the junior subordinated indenture.
     A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be taken without first directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities or suing us to enforce the property trustee’s rights under such junior subordinated debt securities. This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.
Convenants Contained in Junior Subordinated Indenture
     The junior subordinated indenture does not contain restrictions on our ability to:
•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Restrictions on Certain Payments” above.
     The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.
Distribution of the Junior Subordinated Debt Securities
     Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities will be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Trust Preferred Securities—Liquidation Distribution upon Dissolution.”
     If the junior subordinated debt securities are distributed to the holders of the trust preferred securities, we will use our best efforts to have the junior subordinated debt securities listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the trust preferred securities are then listed or quoted.
Modification of Junior Subordinated Indenture
     Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series of such debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without that holder’s consent:
•	a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•	a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities;

•	in the case of junior subordinated debt securities that are entitled to receive securities on an exchange date, an impairment of the right of the holder to receive other securities with a value equal to the principal amount of the junior subordinated debt securities of such series; and

•	a modification of any of the foregoing requirements contained in the subordinated indenture.
     We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the holders of the outstanding senior debt (as described below under “—Subordination”) without the consent of the holders of all of the senior debt.
     Under each of the indentures, we may make clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities without the consent of any holders of debt securities.
     Under the junior subordinated indenture, the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.
     If the junior subordinated debt securities are held by a trust or the trustee of a trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective, without the prior consent of a majority in liquidation preference of trust securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required, no modification will be effective without the prior consent of each holder of related trust preferred securities.

     We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.
Defeasance and Discharge
     Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series will be subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:
•	we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, eligible instruments that will generate sufficient cash to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates payments are due under the junior subordinated indenture and the terms of such debt securities;

•	we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.
     When we use the term “eligible instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and are essentially risk free as to collection of principal and interest, including:
•	direct obligations of the United States backed by the full faith and credit of the United States; or

•	any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.
     In the event that we deposit money and/or eligible instruments in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:
•	the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series may only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.
     Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading “—Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.
     If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of the series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or eligible instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.
Conversion or Exchange
     The junior subordinated debt securities may be convertible or exchangeable into shares of our common stock, junior subordinated debt securities of another series or into trust preferred securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.
Subordination
     The junior subordinated debt securities will be subordinate to all of our existing and future senior debt, as defined below. For purposes of this prospectus, our senior debt includes the senior debt securities and our subordinated debt securities other than the junior subordinated debt securities and generally means:
•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments, our obligations under letters of credit, any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•	any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities.

•	The junior subordinated debt securities will rank on a parity with obligations evidenced by debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.
     If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of senior debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of senior debt according to priorities existing among those holders until we have paid all senior debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.
     If such events in bankruptcy, insolvency or reorganization occur after we have paid in full all amounts owed on senior debt:
•	the holders of junior subordinated debt securities,

•	together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.
     If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the senior debt in full, then the holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the senior debt outstanding at the time. The payment or transfer to the holders of the senior debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of senior debt so long as:
•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior debt and any securities issued with respect to senior debt under such plan of reorganization or readjustment at least to the same extent as provided in the subordination provisions of those junior subordinated debt securities.
     Because of the subordination provisions described above, if we become insolvent, holders of senior debt may receive more, ratably, and holders of the junior subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.
     We may modify or amend the junior subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all senior debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of senior debt.
     The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.
Governing Law
     The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Trustee
     The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.
Our Relationship with the Trustees
     The Bank of New York. The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and our junior subordinated debt securities, as well as the trustee under the guarantee issued in connection with the issuance of trust preferred securities by the IndyMac Capital Trust I. The Bank of New York also serves as a bond custodian for IndyMac.. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.
     Wilmington Trust Company. Wilmington Trust Company is initially serving as the property trustee and Delaware trustee for IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV in connection with the trust preferred securities that may be issued under their respective amended and restated trust agreements and is serving as the property trustee and the Delaware trustee for IndyMac Capital Trust I in connection with the issuance of the trust preferred securities issued by IndyMac Capital Trust I under its amended and restated trust agreement. Wilmington Trust Company also serves as trustee for other IndyMac transactions. Consequently, if an actual or potential event of default occurs with respect to the trust preferred securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the amended and restated trust agreements and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.
Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities
     Indymac may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, the trust will invest the proceeds from that issuance and the consideration paid by Indymac for the common securities in the series of corresponding junior subordinated debt securities issued by Indymac to the trust. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the related trust preferred securities for a series of corresponding junior subordinated debt securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”
     Unless otherwise specified in the applicable prospectus supplement, if a tax event or an investment company event relating to a trust occurs and continues, we may, at our option, redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of such tax event or investment company act, as applicable, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debt securities are then redeemable at our option.
     The redemption price for any corresponding junior subordinated debt security will be equal to 100% of the principal amount of the corresponding junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding corresponding junior subordinated debt securities of a series, the proceeds of any redemption will be used by the trust to redeem the related trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of such series for all interest proceeds terminating on or before the date of redemption.
     We will covenant, as to each series of corresponding junior subordinated debt securities:
•	directly or indirectly, to maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except,
•	if so specified in the applicable prospectus supplement,

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•	in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement; and
•	to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.
DESCRIPTION OF TRUST PREFERRED SECURITIES
     We have summarized material terms and provisions of the trust preferred securities in this section. Before any trust issues preferred securities, its trust agreement will be amended and restated in its entirety substantially in the form filed, which is incorporated by reference as an exhibit to our registration statement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee, Wilmington Trust Company, will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.
     Each trust agreement authorizes the trustees of a trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities, except in certain events of default as described below.
     The trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.
     The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “Description of Guarantees.”
Distributions
     Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates specified in the applicable prospectus supplement.
     If any date on which distributions are payable on the trust preferred securities is not a business day, then, except as set forth in the next sentence, payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. If such next succeeding business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.
     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate, if any, specified in the applicable prospectus supplement.
     If provided in the applicable prospectus supplement, we will have the right under the junior subordinated indenture and the corresponding junior subordinated debt securities to defer the payment of interest on any series of the corresponding junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities.
     As a consequence of any such deferral, distributions on the related trust preferred securities would be deferred by the applicable trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities. If we exercise our deferral right, then during any extension period, we may not:
•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank on a parity in all respects with or junior to the junior subordinated debt securities of such series or make any guarantee payment if such guarantee ranks equally with or junior to the junior subordinated debt securities; or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:
•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for our capital stock, as consideration in an acquisition transaction entered into before the applicable extension period,

•	any exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto,

•	any dividend in the form of common stock on common stock, or

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities.
     The funds available of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Junior Subordinated Debt Securities —Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on the corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent each trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “Description of Guarantees.”
     Distributions on applicable trust preferred securities will be payable to the holders of the securities as they appear on the register of the applicable trust on the relevant record dates. As long as the applicable trust preferred securities remain in book-entry form, the record date will be one business day before the relevant date of distribution. If any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be at least 15 days before to the relevant date of distribution.
Redemption or Exchange
     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities—Redemption.” If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “—Ranking of Common Securities.” The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debt securities to be repaid or redeemed on a redemption date will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “—Ranking of Common Securities.”
     We will have the right to redeem any series of corresponding junior subordinated debt securities:
•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event or investment company event. See “Description of Junior Subordinated Debt Securities—Redemption.”
     Within 90 days after any tax event or investment company event in respect of a series of trust preferred securities and common securities that occurs and continues, we will have the right to redeem the corresponding junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price. In the event,
•	a tax event or investment company event in respect of a series of trust preferred securities and common securities occurs continues, and

•	we do not elect to redeem the corresponding junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.
     “Like amount” means:
•	with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•	with respect to a distribution of corresponding junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution of a trust, corresponding junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debt securities would be distributed.
     “Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.
Distribution of Corresponding Junior Subordinated Debt Securities
     We will have the right at any time to dissolve a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. Upon dissolution of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the corresponding junior subordinated debt securities in respect of the related trust preferred securities and common securities issued by such trust will be distributed to the holders of such related trust preferred securities and common securities in exchange therefor.
     After the liquidation date fixed for any distribution of corresponding junior subordinated debt securities for any series of related trust preferred securities:
•	the series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing the series of trust preferred securities not held by The Depository Trust Company, or “DTC”, or its nominee will be deemed to represent the corresponding junior subordinated debt securities having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust preferred securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

     We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debt securities that the investor may receive on dissolution and liquidation of such trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.
Redemption Procedures
     Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities.
     Redemptions of trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “—Subordination of Common Securities.”
     If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities that are to be redeemed. If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.
     Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:
•	all rights of the holders of the trust preferred securities that are to be redeemed will cease, except the right of the holders of such trust preferred securities to receive the redemption price on the redemption date, but without interest on such redemption price; and

•	such trust preferred securities will cease to be outstanding.
     If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee described under “Description of Guarantees,” distributions on the trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
     Payment of the redemption price on trust preferred securities and any distribution of corresponding junior subordinated debt securities to holders of the related trust preferred securities will be made to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day before the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities will be a date at least one day before the redemption date or liquidation date, as applicable.

     If less than all of the trust preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of trust preferred securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.
     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.
     Subject to applicable law, including, without limitation, United States federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.
Ranking of Common Securities
     Payment of distributions on, and the redemption price of, a trust’s trust preferred securities and common securities, as applicable, will be made pro rata based on the liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the corresponding junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.
     In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement with respect to such trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.
Liquidation Distribution Upon Dissolution
     Pursuant to a trust agreement, a trust will automatically dissolve upon the expiration of its term and will dissolve on the first to occur of:
•	certain events of bankruptcy, dissolution or liquidation of IndyMac Bancorp, Inc.;

•	the distribution of a like amount of the corresponding junior subordinated debt securities to the holders of its trust securities, if we, as holder of common securities, have given written direction to the property trustee to dissolve the trust;

•	redemption of all of its trust preferred securities as described under “—Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

     Except as set forth in the next sentence, if an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of the trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its trust preferred securities, except as set forth under “— Ranking of Common Securities.”
Events of Default; Notice
     Unless specified otherwise in the applicable prospectus supplement, any one of the following events will constitute an event of default under the applicable trust agreement, or a “trust event of default”, regardless of the reason for such event of default and of whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:
•	the occurrence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities held by the trust (see “Description of Junior Subordinated Debt Securities—Events of Default”); or

•	the default by the property trustee in the payment of any distribution on any trust security of the related trust when the distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption of any trust security of the trust when the redemption price becomes due and payable; or

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 30 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in the trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.
     Within 10 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of the trust preferred securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.
     The existence of an event of default under the junior subordinated indenture with respect to the corresponding junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such debt securities.

Removal of Trustees
     Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the common securities.
     The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding related trust preferred securities for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.
Co-Trustees and Separate Property Trustee
     Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.
Merger or Consolidation of Trustees
     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.
Mergers, Consolidation, Amalgamations or Replacements of the Trusts
     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below, as described in “Liquidation Distribution Upon Dissolution” or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the applicable trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:
•	the successor entity either:
•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the successor securities, so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;
•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	the successor securities are listed or will be listed upon notification of issuance on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:
•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.
     Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Voting Rights; Amendment of the Trust Agreement
     Except as provided below and under “Description of Guarantees—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.
     We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless the amendment will adversely affect in any material respect the interests of any holder of trust preferred securities, to:
•	cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

Any such amendments will become effective when notice thereof is given to the holders of trust securities.
     We, and the administrative trustees may amend a trust agreement with:
•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.
     Without the consent of each holder of trust securities, a trust agreement may not be amended to:
•	change the amount or timing of any distribution required to be made in respect of the trust securities held by such holder as of a specified date; or

•	restrict the right of a holder of trust securities to institute a suit for the enforcement of any such payment on or after such date.
     So long as the property trustee holds any corresponding junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities:
•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required.
     If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the related trust to be classified as other than a grantor trust for United States federal income tax purposes.
     Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.
     No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.
Payment and Paying Agent
     Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.
     Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Wilmington Trust Company, and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and to the property trustee. In the event that Wilmington Trust Company shall no longer be the paying agent, the administrative trustees will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.
Registrar and Transfer Agent
     Unless otherwise specified in the applicable prospectus supplement, Wilmington Trust Company will act as registrar and transfer agent for the trust preferred securities.
     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.
Information Concerning the Property Trustee
     Other than during the occurrence and continuance of an event of default, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.
     We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.
Trust Expenses
Pursuant to the applicable trust agreement, we, as depositor, agree to pay
•	all debts and other obligations of the applicable trust (other than with respect to the trust preferred securities);

•	all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than United States withholding taxes, to which the trust might become subject.
Governing Law
     The trust agreements will be governed by and construed in accordance with the laws of Delaware.
Miscellaneous
     The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debt securities will be treated as indebtedness of IndyMac Bancorp, Inc. for United States federal income tax purposes.
     In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.
     Holders of the trust preferred securities have no preemptive or similar rights.
     No trust may borrow money or issue debt or mortgage or pledge any of its assets.
DESCRIPTION OF COMMON SECURITIES
     In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to an issuance of trust preferred securities will specify the terms of the related common securities, including distribution, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities, except in certain events of default as described above. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities—Ranking of Common Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.
DESCRIPTION OF GUARANTEES
     Set forth below is a summary of information concerning the subordinated guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General
     Under the trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:
•	any accumulated and unpaid distributions that are required to be paid on trust preferred securities, to the extent the related trust has funds available for distributions;

•	the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by the trust, to the extent the trust has funds available for redemptions; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:
•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

•	the amount of assets of the trust remaining for distribution to holders of the trust preferred securities in liquidation of the trust.
The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.
     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.
     The trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds legally available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “—Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.
     The trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.
     We have also agreed separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.
Status of the Subordinated Guarantees
     The guarantee will be unsecured and will rank:
•	subordinate and junior in right of payment to all of our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

     The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the related trust securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debt securities.
Amendments and Assignment
     The trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such preferred securities in any material respect. All guarantees and agreements contained in the trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.
Termination of the Guarantees
     A trust preferred securities guarantee will terminate upon full payment of the redemption price of all related trust preferred securities, upon distribution of the corresponding junior subordinated debt securities to the holders of the related trust securities or upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the applicable trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of related trust preferred securities must repay any sums paid under the related trust preferred securities or the trust preferred securities guarantee.
Events of Default
     An event of default under the trust preferred securities guarantee will occur if we fail to perform any payment or other obligation under the guarantee.
     The holders of a majority in liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of related trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.
     As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.
Information Concerning the Guarantee Trustee
     Prior to the occurrence of a default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.
     We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law
     The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, CORRESPONDING JUNIOR SUBORDINATED DEBT SECURITIES, AND GUARANTEES
     As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in the corresponding junior subordinated debt securities.
     As long as payments of interest and other payments are made when due on the applicable series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:
•	the aggregate principal amount of the junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trust, other than those relating to the trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.
     To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on the applicable series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. The trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. The trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “Description of Guarantees.”
     We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.
     A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities only if and to the extent that we have made a payment of interest or principal or other payments on the corresponding junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.
     If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “Description of Trust Preferred Securities — Book Entry Issuance” and “— Voting Rights.”

     A holder of trust preferred securities may institute a direct action if an event of default under the applicable trust agreement has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debt securities when due. A direct action may be brought without first:
•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.
In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.
     We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the applicable trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.
     A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debt securities until such senior debt has been paid in full or any payment default thereunder has been cured or waived.
     We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “Description of Guarantees —General.”
Limited Purpose of Trust
     Each trust’s preferred securities evidence a beneficial interest in the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in corresponding junior subordinated debt securities issued by IndyMac Bancorp, Inc. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such corresponding junior subordinated debt securities held, while a holder of trust preferred securities is entitled to receive distributions from the trust, or from us under the related guarantee, if and to the extent the trust has funds available for the payment of such distributions.
Rights Upon Dissolution
     Upon any voluntary or involuntary dissolution of a trust involving the liquidation of the corresponding junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of IndyMac Bancorp, Inc., the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of IndyMac Bancorp, Inc., subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
BOOK-ENTRY, DELIVERY AND FORM
     We have obtained the information in this section concerning DTC, Clearstream, Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
     Unless otherwise mentioned in the applicable prospectus supplement, we and the trusts anticipate that trust preferred securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise mentioned in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC, and global securities will be registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as participants in DTC. Unless otherwise mentioned in the applicable prospectus supplement, investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A., or “Clearstream,” formerly Cedelbank, or through Euroclear Bank S.A.IN.V., as operator of the Euroclear System, or “Euroclear.” Investors may hold their interests in the securities directly if they are participants in such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise mentioned in the applicable prospectus supplement, Citibank, N.A. will act as depositary for Clearstream and J.P. Morgan Chase & Co. will act as depositary for Euroclear. We refer to Citibank and J.P. Morgan Chase in these capacities as the “U.S. Depositaries.” Beneficial interests in the global securities will be held in authorized denominations of such securities. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
     Securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•	at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we, in our sole discretion, determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	or an event of default with respect to the securities represented by that global security has occurred and is continuing.
     A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

     If applicable, we will make payments with respect to all securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the securities represented by global securities. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global security;

•	any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.
     DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriter will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants.
DTC
     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by that global security for all purposes of the securities. Owners of beneficial interests in the securities will not be entitled to have securities registered in their names. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security.
     We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
     Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
     DTC has advised us that it is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934.
     DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
     DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
CLEARSTREAM
     Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
     Distributions with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
EUROCLEAR
     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear Clearance Systems plc, a Belgian corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems. Euroclear Clearance Systems establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
     The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking Commission.
     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to in this prospectus as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.
     Euroclear has further advised us that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
     The Euroclear Operator has advised us that under Belgian law, investors which are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.
GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES
     Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
     Because of time-zone differences, credits of securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
VALIDITY OF THE SECURITIES
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Alston & Bird LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain matters of Delaware law relating to the validity of the trust securities will be passed upon for the trusts and us by Richards, Layton and Finger, P.A.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is including in Management’s Report on Internal Control over Financial Reporting) of us incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

INDYMAC BANCORP, INC.
DIRECT STOCK PURCHASE PLAN
PROSPECTUS

     IndyMac Bancorp, Inc., or IndyMac, from time to time may offer the IndyMac Direct Stock Purchase Plan, a direct stock purchase plan designed to provide investors with a convenient method to purchase shares of our common stock. Participants should print and retain this prospectus for future reference.
Program Highlights:
•	Purchase IndyMac common stock directly, over the Internet, without paying any trading fees or brokerage commissions.

•	Build your investment over time, starting with as little as $250 or by authorizing at least five automatic monthly investments of at least $50 each.

•	Reinvest dividends paid on the IndyMac common stock held in your plan account.

•	Add to your investment systematically and conveniently, by authorizing automatic monthly investments, or by making additional investments over the Internet.

•	Monitor and manage your IndyMac investment entirely over the Internet.
     Please note: The IndyMac Direct Stock Purchase Plan is offered only to investors who are willing to manage their investment solely at www.melloninvestor.com. All information about plan holdings and activities, and about IndyMac itself, will be available to you online.
     This prospectus relates to 3,000,000 shares of our common stock being offered for purchase under the plan.
     Investing in our common stock involves certain risks. Please refer to the risk factors included in the periodic reports we file with the Securities and Exchange Commission, or SEC, before you participate in the IndyMac Direct Stock Purchase Plan.
     Our common stock is listed on the New York Stock Exchange under the symbol “NDE.” The closing price of our common stock on June 27, 2006, was $44.14.
     These securities are our unsecured obligations and are not savings accounts, deposits or other obligations of IndyMac Bancorp, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 30, 2006

i

ABOUT THIS PROSPECTUS
     This document is called a prospectus and is part of a registration statement that we filed with the SEC relating to the shares of our common stock offered. This prospectus does not include all of the information in the registration statement and provides you with a general description of the securities offered and the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the IndyMac Direct Stock Purchase Plan and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Available Information.”
     When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.
     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean IndyMac Bancorp. Inc. and its subsidiaries.
AVAILABLE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
     We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC’s rules allow us to incorporate be reference information into this prospectus. This means that we can disclose important information to you be referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
     We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on March 1, 2006;

(2)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005;

(3)	The description of our common stock contained in our registration statement on Form 8-A dated August 8, 1985, including any amendment or report filed to update such description (such registration statement is filed under our former name, Countrywide Mortgage Investments, Inc.)

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and the description of our Preferred Stock Purchase Rights contained in our registration statement on Form 8-A dated October 18, 2001, including any amendment or report filed to update such description; and

(4)	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from:
IndyMac Bancorp, Inc.
888 E. Walnut Street
Pasadena, California 91101-7211
Attention: Investor Relations
Telephone: (800) 669-2300
     You should rely only on the information incorporated by reference or presented in this prospectus. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with any different information. We are only offering these securities in states where the offer is permitted by applicable state law. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of those documents.
FORWARD-LOOKING STATEMENTS
          Some of the statements contained in this prospectus may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our projected financial condition and results of operations, plans, objectives, future performance and business. Forward-looking statements typically include the words “anticipate,” “believe,” “estimate,” “expect,” “project,” “plan,” “forecast,” “intend,” “goal,” “target” and other similar expressions. These statements reflect our current views with respect to future events and financial performance. They are subject to risks and uncertainties including those identified in our periodic and current reports that we file with the SEC that could cause future results to differ materially from historical results or from the results anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates or as of the date hereof if no other date is identified. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
INDYMAC BANCORP, INC.
     IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, FSB, or Indymac Bank. Indymac Bank, operating as a hybrid thrift/mortgage banker, provides cost-efficient financing for the acquisition, development and improvement of single-family homes. Indymac also provides financing secured by single-family homes and other banking products to facilitate consumers’ personal financial goals.
USE OF PROCEEDS
     We intend to use the net proceeds from sales of common stock directly issued by us under the plan for general corporate purposes, including investment in our subsidiaries.
DESCRIPTION OF OUR DIRECT STOCK PURCHASE PLAN
     The following questions and answers explain and constitute our Direct Stock Purchase Plan, which we refer to below as the “plan.”

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PURPOSE
1.	What is the purpose of the plan?
     The plan is intended to provide both our existing shareholders and new investors with a simple, convenient and economical method to purchase shares of our common stock, including through new cash payments and reinvestment of dividends on shares held in your plan account. The plan also provides us with an economical and flexible mechanism to raise equity capital through sales of our common stock.
ADVANTAGES AND DISADVANTAGES
2.	What are the advantages of participation in the plan?
     • You do not need to be a current Indymac shareholder, nor do you need to have a broker, to buy our common stock through the plan. The plan’s online Enrollment Wizard is designed to guide you through each step and to move the funds you choose to invest automatically with a minimum of paperwork.
     • You can start investing with a relatively small amount of money.
     • The automatic monthly investment feature helps you add to your investment over time in a convenient and systematic fashion.
     • If you wish to start off with a single larger investment or you prefer to send a check to the plan administrator, you may do so. Subsequent automatic investments can then be pre-authorized through the Enrollment Wizard.
     • Dividends and additional cash investments can be fully invested in additional shares of our common stock because the plan permits fractional shares to be credited to your account. Dividends on fractional shares may also be reinvested in additional shares.
     • There are no trading fees or brokerage commissions when you purchase our common stock through the plan. The entire amount of your investment is used to purchase our common stock.
     • If you are already an Indymac shareholder, you can consolidate all your Indymac common stock holdings into a single account. You can deposit your Indymac stock certificates into your plan account or, if you hold shares with a broker, you can transfer those shares into your own name and deposit them into your plan account.
     • Keeping track of your account and entering new transactions is simple, convenient and paperwork-free. The plan is available to you any time over the Internet.
     • The plan offers you flexibility when you decide to sell your shares. You may request the sale of some or all of your shares through the plan administrator at any time. Or, if you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares from the plan, at no cost to you, and sell them through a broker of your choice.
3.	What are the disadvantages of participation in the plan?
     • Because the prices at which plan shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose some advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased in the open market is the weighted average price paid by the plan administrator to obtain shares for all participants who acquire shares through the plan on the same day, you may pay a higher price for shares purchased under the plan than for shares purchased on the investment date outside of the plan.

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     • We will not pay interest on funds held by us pending investment.
     • Sales of shares for participants that have made valid elections during any month are irrevocable and will be made at market prices at the time of sale. You will not be able to control the timing of such sales or to place “limit orders” specifying the prices at which you are willing to sell your shares.
     • To sell your shares through a broker of your choice, you must first ask the plan administrator to obtain a physical stock certificate representing the shares from the transfer agent and deliver the certificate to you. The plan administrator will promptly process your instructions, but you should leave ample time for processing of your instructions and for receipt of your stock certificate.
     • Shares held by the plan administrator in the plan are not covered by the customer protection provisions of the Securities Investor Protection Act of 1970 relating to customers of failed securities broker-dealer firms.
ADMINISTRATION
4.	Who administers the plan?
     The plan is administered by Mellon Bank, N.A., with some administrative support being provided by its affiliate Mellon Investor Services. The plan administrator acts as agent for plan participants, keeps records of participant accounts, sends annual account statements to participants, and performs other duties relating to the plan. The plan administrator may use, and commissions may be paid to, a broker-dealer that is affiliated with the plan administrator. If the plan administrator resigns or otherwise ceases to act as plan administrator, we will appoint a new administrator to administer the plan. The plan administrator does not act in an investment advisory or similar capacity. Investors participating in the plan must make independent investment decisions based upon their own judgment and research. Shares purchased for each participant under the plan will be held by the plan administrator. The plan administrator is not a broker-dealer and is therefore not a member of the Securities Investor Protection Corporation, or SIPC. As a result, shares held by the plan administrator in the plan are not covered by the Securities Investor Protection Act of 1970, or SIPA. Generally, SIPA provides protection for customers of insolvent SIPC member brokerage firms and requires, up to certain dollar limitations, the return of cash and securities registered in their name.
5.	Why is Indymac offering the plan only over the Internet?
We are offering the plan over the Internet because:
     • Internet-based applications are a key part of our business strategy.
     • The ability to deliver all plan materials and stockholder information to you electronically generates considerable cost savings to us by minimizing printing, paper, postage and handling expense.
     • These savings allow us to offer the plan’s direct purchase feature without the need to charge any trading fees or brokerage commissions to plan participants.
6.	What documents will be electronically available to me?
     By investing in the plan, you will be giving your consent to access all stockholder information about us and all information about your plan holdings electronically. This includes account statements, our annual report, notice of meeting, proxy statement and proxy voting materials, and any other information we may be required to deliver to you pursuant to applicable law. Whenever there is news of importance to our shareholders an e-mail notice will be sent to you summarizing the news, and any action required by you. The e-mail notice will direct you to a Website where the full information can be obtained at your convenience. Certain documents may be delivered or posted in portable document format, or PDF, and free access to the necessary software will be provided for review of such documents. The plan administrator may confirm certain transactions and produce plan statements in paper form from time to

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time. Any such confirmations or plan statements will be mailed to you at the address you give when you enroll in the plan.
7.	Do I need an e-mail address or Internet access to participate in the plan?
     You must have a valid e-mail address, Internet access through an Internet service provider and a web browser that supports secure connections (i.e. the current version of Netscape Navigator, Internet Explorer or America Online) in order to participate in the plan and electronically access shareholder information. In order to retain this information, you must have a printer, a hard drive or other storage. By investing in the plan, you are confirming that you have a valid e-mail address and access to a computer meeting these requirements. Please be aware that you may incur costs normally associated with electronic delivery, including access, usage, or telephone charges. We are not responsible for these or any other charges your Internet service provider or telephone company may assess while you are accessing shareholder information or your plan account.
ELIGIBILITY
8.	Who is eligible to participate in the plan?
     Any person or legal entity is eligible to participate in the plan. You do not have to be a current shareholder, nor do you have to be located in the U.S. or be a U.S. citizen. In all cases, however, investments must be made in U. S. currency drawn on a U.S. bank. In addition, prior to investing in our common stock, each participant who resides or is located outside the U.S. is responsible for reviewing the laws of his or her country of residence or other applicable laws to determine if there are any restrictions on their ability to invest through the plan.
HOW TO ENROLL
9. How do I enroll in the plan?
     • After you have read this prospectus, simply click the “Invest Now” button and follow the instructions for authorizing your initial investment.
     • All investments must be made in U.S. dollars from a U.S. bank.
     • You may make your initial investment by:
          1. authorizing an electronic transfer of at least $250 but not more than $10,000 from your U.S. bank account; or
          2. authorizing a minimum of five automatic monthly transfers of at least $50 each from your U.S. bank account; or
          3. mailing a check for at least $250, but not more than $10,000, drawn on a U.S. bank account to the plan administrator.
     Follow the instructions on the online Enrollment Wizard to indicate your selection and, if paying by check, print out the instruction sheet and mail the sheet as indicated with your check.
     • You may sign up for automatic monthly investments, change your monthly investment amount or make additional investments at any time by accessing your account over the Internet and using the account management feature.
     • You may also elect to have all or part of the cash dividends paid on the shares held in your plan account automatically reinvested in additional shares of our common stock. (See Question 21 below.)
     • You may establish additional investment accounts for children or dependents by following the instructions on the online Enrollment Wizard applicable to custodial or trust accounts.

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10.	Are any fees required to enroll in the plan?
     No, you do not have to pay any fees to enroll in the plan.
11.	Do I have to pay trading fees or brokerage commissions when I purchase shares through the plan?
     No. You will not pay any trading fees or brokerage commissions to purchase shares through the plan. We will pay all plan fees, except for fees incurred if you sell your shares (see Question 20 below).
12.	Are any other fees payable by plan participants?
     If your bank dishonors your check or electronic funds transfer, you will be charged a $35 fee. There is also a fee of $15 plus a $0.12 per share trading fee for sales of shares under the plan.
13.	Are there minimum and maximum investment limits?
     Yes. You must make a minimum initial investment of at least $250, or authorize five monthly installment investments of at least $50 each. After your initial investment, you may make additional cash investments of at least $50, up to a maximum of $10,000 per month, per account, unless we waive this maximum investment limit upon request in individual cases (see Question 19 below).
PURCHASE OF COMMON STOCK
14.	What is the source of the IndyMac common stock that may be purchased through the plan?
     At our discretion, share purchases will be made in the open market or directly from us. Shares purchased from us may come from our authorized and not previously issued shares or from shares repurchased by us in the open market. Share purchases in the open market may be made on any stock exchange where our common stock is traded or through negotiated transactions, on such terms as the plan administrator determines. Neither we nor any participant will have any authority to direct the date, time or price at which shares may be purchased by the plan administrator.
15.	How will shares be purchased under the plan?
     • Upon receipt of your funds, the plan administrator will invest initial and additional cash investments as promptly as practicable, normally within five business days.
     • Shares will be posted to your account in whole and fractional shares, computed to four decimal places, immediately upon settlement, which under current market practice is required to occur three business days after the purchase date. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the plan.
     • In the unlikely event that, due to unusual market conditions, the plan administrator is unable to invest the funds within 35 days, the plan administrator will return the funds to you by check. No interest will be paid on funds held by the plan administrator pending investment.
     • For automatic monthly purchases, the amounts you have authorized will be withdrawn from your banking account on the 24th day of each month, or on the next succeeding business day if the 24th falls on a weekend or holiday. The funds will be credited to your account and invested within five business days after receipt by the plan administrator.
     • The plan administrator will use your investment to purchase as many full and fractional shares as possible.
16.	How will the price for my shares be determined?

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     For shares purchased on the open market, the purchase price will be the weighted average price paid by the plan administrator to obtain shares for all participants who acquire shares through the plan on the same day. For shares purchased directly from IndyMac, the purchase price will be 100% of the average of the high and low sales prices of our common stock, as reported in the New York Stock Exchange Composite Transactions listing on the investment date, less any discount that IndyMac may decide to offer.
17.	Will shares be offered to plan participants at a discount?
     From time to time, we may elect to offer shares at a discount from prevailing market prices. If we decide to offer plan participants the opportunity to buy shares at a discount, an e-mail notice will be sent to you that describes the details of the offer, including instructions on how to participate.
18.	How do I change or stop my automatic investment election?
     Simply access your account through Investor ServiceDirect on www.melloninvestor.com, choose the “Purchase/Sell” menu and indicate your change in the “Periodic Purchase” selection. Your request must be received at least three business days before the 24th day of a month in order to take effect that month.
19.	May I invest more than the plan maximum of $10,000 per account per month?
     Yes, if you request a waiver of this limit and we grant your waiver request. Upon receipt of a written waiver form from an investor, we will consider waiving the maximum investment limit. Grants of waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, prevailing market prices of our common stock and other securities, and general economic and market conditions.
     Shares purchased in excess of the plan maximum investment amount will be priced as follows:
     • Investments for which a waiver has been granted will be made subject to a 12 day pricing period, which will begin on a pre-scheduled day each month, and end on the business day prior to the investment date for that pricing period. Funds for such investments must be received not later than the business day prior to the first day of the pricing period. Appendix A to this prospectus includes a schedule of relevant dates for investments subject to waiver.
     • We may establish a minimum price, a threshold price, for any pricing period that the average high and low prices of the common stock must equal or exceed during each trading day of the pricing period for investments made pursuant to a waiver request. A trading day is any day on which trades in our common stock are reported on the New York Stock Exchange, or NYSE.
     • The threshold price for any investments made pursuant to a request for waiver, if we decide to establish a threshold price for a particular pricing period, will be a stated dollar amount that the average of the high and low sale prices of the common stock, as reported on the NYSE for each trading day in the relevant pricing period, must equal or exceed. If the threshold price is not satisfied for a trading day in the pricing period, then that trading day and the trading prices for that day will be excluded from the pricing period.
     • We will only establish a threshold price if shares are going to be purchased directly from us in connection with the relevant pricing period (see Question 14 above). If we have established a threshold price with respect to the relevant pricing period, then for each trading day on which the threshold price is not satisfied, 1/12th of the payment made by the participant pursuant to the request for waiver will be returned to the participant, without interest.
     • Neither we nor the plan administrator will be required to notify you that a threshold price has been established for any pricing period.
     • Waiver request forms and information regarding the establishment of a threshold price, if any, may be obtained by contacting us directly at (626) 535-5800, no sooner than three business days prior to the first day of the relevant monthly pricing period.

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SALE OF SHARES
20.	How do I sell the shares I acquire through the plan?
     You can sell all of your shares, or any whole number of your plan shares, at any time through the plan administrator for a fee of $15 plus a $0.12 per share trading fee by accessing your account over the Internet at www.melloninvestor.com. Your sale request will be processed and your shares will generally be sold, subject to market conditions and other factors, by the close of the trading day for requests received by the plan administrator by 1:00 p.m. eastern time. The plan administrator, at its discretion, will sell your shares, along with shares to be sold for other accounts, as promptly as practicable at the then-current market price of the common stock. Please note that the plan administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The plan administrator will mail a check to you in the amount of the sale proceeds, less applicable sales fees, trading fees and stock transfer tax, on the settlement date, which under current market practice is three business days after your shares have been sold. If you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares, at no cost to you, and sell them through a broker of your choice. To do this, you may instruct the plan administrator to have a stock certificate issued to you in your name for the number of whole shares you want to sell through your broker. The plan administrator will then instruct the transfer agent to issue you a physical stock certificate and deliver the certificate to you. You may then deliver the certificate to your broker in accordance with your broker’s instructions. The plan administrator will process your instructions promptly, but you should leave ample time for processing of your instructions and for receipt of your stock certificate.
DIVIDENDS AND DIVIDEND REINVESTMENT
21.	What are my dividend options?
     You may elect to have all or part of the dividends paid to you on the shares held in your plan account automatically reinvested in additional shares of our common stock. If you do not make an election, the dividends paid on the IndyMac shares held in your plan account will be automatically reinvested in additional shares of our common stock. If you choose not to reinvest all or part of your dividends, you will receive dividend payments in cash. You will have the option to receive such dividend payments by check or by direct deposit into a bank account that you designate. You may change your dividend reinvestment election at any time. If your election is received prior to the record date for a dividend payment, the election to reinvest dividends will begin with that dividend payment. If your election is received on or after the record date, reinvestment of your dividends will begin on the dividend payment date following the next record date if you are a holder of record at that date. Record dates for the payment of dividends normally precede payment dates by approximately four weeks. Appendix A to this prospectus lists the expected future dividend record dates and payment dates.
     Upon receipt of your dividend funds, the plan administrator will invest them as promptly as practicable, generally within five business days. Shares will be posted to your account in whole and fractional amounts (calculated to four decimal places) immediately upon settlement, which under current market practice is required to occur three business days after the purchase date. A confirmation of your transaction will be sent by e-mail or via a paper statement to the Internet or postal address you give us when you enroll in the plan. The price per share of common stock for reinvested dividends will be the same as described in Question 16 above.
     The payment of dividends in the future and the amount of dividend payments, if any, will depend on our financial condition and other factors that our board of directors deems relevant.
ADDITIONAL INFORMATION
22.	How can I view the status of my account?
     You can view the status of your account at any time by going to the plan administrator’s Website, www.melloninvestor.com, and logging onto Investor ServiceDirect. To access your account, you will need your

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social security number and the personal identification number, or PIN, that you will create the first time you access your account.
23.	How will I be notified about shareholders’ meetings and how can I vote my plan shares?
     For each shareholder meeting, an e-mail notice will be sent to you, along with instructions on how to find the information you need to decide how you wish to vote on the matters to be presented at the meeting and how to instruct the plan administrator to cast your vote over the Internet. Your shares will be voted only by the plan administrator and only as you decide.
24.	Will stock certificates be issued for shares acquired through the plan?
     Stock certificates will not be issued for shares in a plan account unless a specific request is made to the plan administrator, in which event the related shares will be withdrawn from the plan (see Question 20 above). The plan’s book-entry service eliminates the risk and cost of certificate loss, theft or destruction.
25.	How will stock splits, rights offerings and other distributions be handled?
     If we declare a stock split or stock dividend, your plan account will be credited with the appropriate number of shares on the applicable payment date. In the event of a stock subscription or other offer of rights to stockholders, your entitlement will be based on the total number of shares held in your account. An e-mail notice will be sent to you detailing any subscription opportunities or rights offerings.
26.	May the plan be changed or discontinued?
     Yes. We may add to, modify or discontinue the plan at any time. An e-mail notice will be sent to you identifying any significant changes to the plan.
27.	Does the plan have any automatic termination provisions?
     Plan participation will be terminated automatically if the plan administrator receives written notice of a participant’s death or adjudicated incompetency, together with satisfactory supporting documentation of the appointment of a legal representative. Thereafter, the plan administrator will terminate the participant’s authorized automatic monthly investments, if any, and the shares held in the participant’s account will be forwarded to the participant’s legal representative.
28.	What are the responsibilities of IndyMac and the plan administrator under the plan?
     Neither IndyMac nor the plan administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the plan as described in this prospectus and on the forms that accompany each investment or activity. You should recognize that the market value of our common stock will fluctuate and that neither IndyMac nor the plan administrator can promise a profit or protect against a loss on common stock purchased under the plan.
29.	Who do I contact if I have questions about the plan?
     The plan administrator will answer any questions you have about buying or selling our common stock through the plan or about any other plan services. You may contact the plan administrator in the following ways:
     • Internet. You can obtain information about the plan online via Investor ServiceDirect. To gain access, you will need your PIN and your social security number. Investor ServiceDirect can be accessed through the Mellon Investor Services’ Website at www.melloninvestor.com.

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     • Written Inquiries. You may make an e-mail inquiry by following the instructions on the Investor ServiceDirect Website. Please address all other correspondence concerning the plan to the plan administrator at the following address:
Mellon Bank, N.A.
c/o Mellon Investor Services
P.O. Box 3336
South Hackensack, New Jersey 07606
     Be sure to include your name, address, daytime phone number, social security or taxpayer identification number and a reference to IndyMac Bancorp, Inc. on all correspondence.
     • Telephone Inquiries. The plan administrator may be reached directly by dialing:
1-800-814-0291 (in the United States and Canada)
1-800-231-5469 (for the hearing impaired ) (TDD)
1-201-329-8660 (outside of the United States and Canada)
     An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

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NOTE ABOUT FINANCIAL INTERMEDIARIES
     We may grant requests for waiver of the plan’s maximum monthly investment limit to financial intermediaries, including brokers and dealers, and other participants in the future. Grants of such waiver requests will be made in our sole discretion based on a variety of factors, which may include: our current and projected capital needs, the alternatives available to us to meet those needs, prevailing market prices for our common stock, general economic and market conditions, expected aberration in the price or trading volume of our common stock, the potential disruption of our common stock price that may be caused by a financial intermediary, the number of shares of common stock held by the participant seeking a waiver, the past actions of a participant under the plan, the aggregate amount of investments for which such waivers have been submitted and the administrative constraints associated with granting such waivers. If waiver requests are granted, a portion of the shares available for issuance under the plan will be purchased by participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or Securities Act. Financial intermediaries may purchase a significant portion of the shares of common stock issued under the plan. We do not have any formal or informal understanding with any such organizations and, therefore, the extent of such financial intermediaries’ participation under the plan cannot be estimated as this time. Participants that are financial intermediaries that acquire shares of our common stock under the plan with a view to distribution of such shares or that offer or sell shares in connection with the plan may be deemed underwriters within the meaning of the Securities Act. From time to time, financial intermediaries, including brokers and dealers, may engage in positioning transactions in order to benefit from the discount from the market price, if any, of common stock acquired under the plan. Such transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries that engage in positioning transactions may be deemed to be underwriters within the meaning of the Securities Act. The plan is intended for the benefit our current and prospective investors and not for individuals or investors who engage in transactions which may cause aberrations in the price or trading volume of our common stock.
VALIDITY OF THE SECURITIES
     Certain matters of Delaware law relating to the validity of the common stock offered by this prospectus have been passed upon for us by Alston & Bird LLP.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is including in Management’s Report on Internal Control over Financial Reporting) of us incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.
INDEMNIFICATION
     Our Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, director liability for monetary damage for breaches of the directors’ fiduciary duty of care. Our Restated Certificate of Incorporation and Bylaws provide that we will indemnify directors and officers under certain circumstances for liabilities and expenses incurred by reason of their actions as our agents. Additionally, we have entered into indemnification agreements with our directors, which provide more specific indemnification rights to them. We also maintain an insurance policy that indemnifies directors and officers against certain liabilities.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Indymac pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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APPENDIX A
Dividend Dates (1)

Record Date	Payment Date
February 9, 2006	March 9, 2006
May 11, 2006	June 8, 2006
August 10, 2006	September 7, 2006
November 9, 2006	December 7, 2006
Relevant Dates for Investments Subject to Waiver

Threshold Price and
Waiver	Payment Due	Pricing Period
Discount Set Date	Date	Commencement Date	Investment Date
December 27, 2005	January 3, 2006	January 4, 2006	January 23, 2006
January 27, 2006	February 2, 2006	February 3, 2006	February 22, 2006
February 27, 2006	March 3, 2006	March 6, 2006	March 22, 2006
March 28, 2006	April 3, 2006	April 4, 2006	April 21, 2006
April 27, 2006	May 3, 2006	May 4, 2006	May 22, 2006
May 30, 2006	June 5, 2006	June 6, 2006	June 22, 2006
June 27, 2006	July 3, 2006	July 5, 2006	July 21, 2006
July 28, 2006	August 3, 2006	August 4, 2006	August 22, 2006
August 29, 2006	September 5, 2006	September 6, 2006	September 22, 2006
September 28, 2006	October 4, 2006	October 5, 2006	October 23, 2006
October 30, 2006	November 3, 2006	November 6, 2006	November 22, 2006
November 29, 2006	December 5, 2006	December 6, 2006	December 22, 2006

(1)	The dates indicated are those expected to be applicable under the plan with respect to future dividends, if and when declared by the board of directors. The actual record and payment dates will be determined by the board of directors.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following is an itemized statement of estimated expenses to be paid by the registrant in connection with the issuance and sale of the securities being registered under this registration statement.

Amount
to be paid
SEC registration fee	$ *
Legal fees and expenses	200,000
Accounting fees and expenses	150,000
Printing fees	50,000
Trustee’s fees and expenses	25,000
Miscellaneous	100,000

Total	$525,000

*	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $81,250 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement No. 333-67964 filed on August 28, 2001, and that were not sold thereunder. Pursuant to Rule 457(p), such unused registration fee may be applied to the registration fee payable pursuant to this Registration Statement.
Item 15. Indemnification of Directors and Officers
     IndyMac Bancorp, Inc.’s Restated Certificate of Incorporation eliminates personal liability of directors to IndyMac Bancorp, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to IndyMac Bancorp, Inc. or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the General Corporation Law of the State of Delaware relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation, as amended, also provides that IndyMac Bancorp, Inc. shall indemnify and advance expenses to each director, officer, employee and agent to the fullest extent permitted by the General Corporation Law of the State of Delaware.
     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of IndyMac Bancorp, Inc. or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of IndyMac Bancorp, Inc. and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     As permitted by Section 145 of this General Corporation Law of the State of Delaware, IndyMac Bancorp, Inc.’s Bylaws, as amended, provide for indemnification of directors, officers, employees and agents of IndyMac Bancorp, Inc. to the fullest extent authorized by Delaware law against expenses (including attorneys’ fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party. The right to indemnification includes the right to be paid the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided that, if required by Delaware law, payment of expenses in advance to an officer or director will be conditioned upon receipt by IndyMac Bancorp, Inc. of an undertaking by or on behalf of such director or office to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to IndyMac

Bancorp, Inc.’s Bylaws, as amended, is not exclusive of any other rights which those seeking indemnification or advancement of expenses from IndyMac Bancorp, Inc. may have. IndyMac Bancorp, Inc. also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with IndyMac Bancorp, Inc. as directors and officers.
     Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C, (S) 1818(b)).
     Under the trust agreements of IndyMac Capital Trust II, IndyMac Capital Trust III and IndyMac Capital Trust IV, IndyMac Bancorp, Inc. will agree to indemnify the trustees of the issuer trust, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such agreement.
Item 16. Exhibits

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated
1.1	Form of underwriting agreement for debt securities of IndyMac Bancorp, Inc.	*

1.2	Form of underwriting agreement for equity securities of IndyMac Bancorp, Inc.	*

1.3	Form of underwriting agreement for depositary shares of IndyMac Bancorp, Inc.	*

1.4	Form of underwriting agreement for warrants of IndyMac Bancorp, Inc.	*

1.5	Form of underwriting agreement for units of IndyMac Bancorp, Inc.	*

1.6	Form of underwriting agreement for stock purchase contracts securities of IndyMac Bancorp, Inc.	*

1.7	Form of underwriting agreement for trust preferred securities of trusts.	*

3.1	Restated Certificate of Incorporation of IndyMac Bancorp, Inc.	Exhibit 3.1 to IndyMac Bancorp’s Form 10-Q for the quarter ended September 30, 2000.

3.2	Amended and Restated Bylaws of IndyMac Bancorp, Inc.	Exhibit 3.2 to IndyMac Bancorp’s Form 10-Q for the quarter ended September 30, 2000.

4.1	Form of Senior Indenture (including form of senior debt Security), to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as trustee.	**

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated
4.2	Form of Subordinated Indenture (including form of Subordinated Debt Security) to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as trustee.	**

4.3	Form of Deposit Agreement.	Exhibit 4.3(a) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 28, 2001.

4.4	Form of Depositary Receipt. (included as Exhibit A to Exhibit 4.3)	Exhibit 4.3(a) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 28, 2001.

4.5(a)	Form of Warrant Agreement for Common Stock.	Exhibit 4.5(A) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 28, 2001.

4.5(b)	Form of Warrant Agreement for Preferred Stock and Depositary Shares.	Exhibit 4.5(B) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 28, 2001.

4.5(c)	Form of Warrant Agreement for Debt Securities.	Exhibit 4.5(C) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 28, 2001.

4.6	Form of Stock Purchase Agreement	*

4.7	Form of Unit Agreement, including form of unit certificate	*

4.8	Junior Subordinated Indenture dated as of November 14, 2001 between IndyMac Bancorp, Inc. and The Bank of New York, as trustee.	Exhibit 4.8 to Annual Report on Form 10-K for the year ended December 31, 2002.

4.9(a)	Certificate of Trust of IndyMac Capital Trust II, as filed with the Delaware Secretary of State on August 16, 2001.	Exhibit 4.7(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.9(b)	Certificate of Trust of IndyMac Capital Trust III, as filed with the Delaware Secretary of State on August 16, 2001.	Exhibit 4.7(c) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.9(c)	Certificate of Trust of IndyMac Capital Trust IV, as filed with the Delaware Secretary of State on August 16, 2001.	Exhibit 4.7(d) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.10(a)	Trust Agreement of IndyMac Capital Trust II dates as of August 16, 2001.	Exhibit 4.8(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.10(b)	Trust Agreement of IndyMac Capital Trust III dates as of August 16, 2001.	Exhibit 4.8(c) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated
4.10(c)	Trust Agreement of IndyMac Capital Trust IV dates as of August 16, 2001.	Exhibit 4.8(d) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.11(a)	Form of Amended and Restated Trust Agreement for IndyMac Capital Trust II to be used in connection with the issuance of trust preferred securities.	Exhibit 4.9(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.11(b)	Form of Amended and Restated Trust Agreement for IndyMac Capital Trust III to be used in connection with the issuance of trust preferred securities.	Exhibit 4.9(c) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.11(c)	Form of Amended and Restated Trust Agreement for IndyMac Capital Trust IV to be used in connection with the issuance of trust preferred securities.	Exhibit 4.9(d) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.12(a)	Form of Trust Preferred Securities Certificate for IndyMac Capital Trust II (included as Exhibit D to Exhibit 4.11(a)).	Exhibit 4.10(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.12(b)	Form of Trust Preferred Securities Certificate for IndyMac Capital Trust III (included as Exhibit D to Exhibit 4.11(b)).	Exhibit 4.10(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.12(c)	Form of Trust Preferred Securities Certificate for IndyMac Capital Trust IV (included as Exhibit D to Exhibit 4.11(c)).	Exhibit 4.10(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.13(a)	Form of Guarantee Agreement for IndyMac Capital Trust II for use in connection with the issuance of trust preferred securities.	Exhibit 4.11(b) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.13(b)	Form of Guarantee Agreement for IndyMac Capital Trust III for use in connection with the issuance of trust preferred securities.	Exhibit 4.11(c) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.13(c)	Form of Guarantee Agreement for IndyMac Capital Trust IV for use in connection with the issuance of trust preferred securities.	Exhibit 4.11(d) to the Registration Statement on Form S-3 filed by IndyMac Bancorp, Inc., on August 20, 2001.

4.14	Rights Agreement dated as of October 17, 2001 between IndyMac Bancorp, Inc. and The Bank of New York, as Rights Agent, including Exhibit A thereto (Form of Certificate of Designation, Rights and Preferences relating to the Series A Junior Participating Preferred Shares) and Exhibit B thereto (Form of Right Certificate).	Exhibit 1 to the Registration Statement on Form 8-A filed by IndyMac Bancorp, Inc., on October 18, 2001.

5.1	Validity Opinion of Alston & Bird LLP.	**

5.2(a)	Opinion of Richards, Layton & Finger, P.A. with respect to IndyMac Capital Trust II.	**

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated
5.2(b)	Opinion of Richards, Layton & Finger, P.A. with respect to IndyMac Capital Trust III.	**

5.2(c)	Opinion of Richards, Layton & Finger, P.A. with respect to IndyMac Capital Trust IV.	**

12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges	**

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).	**

23.3	Consent of Ernst & Young LLP.	**

24.1	Powers of Attorney (included on signature page)	**

25.1	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Subordinated Indenture.	**

25.2	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Senior Indenture.	**

25.3	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Junior Subordinated Indenture.	**

25.4(a)	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Guarantee Agreement with respect to IndyMac Capital Trust II.	**

25.4(b)	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Guarantee Agreement with respect to IndyMac Capital Trust III.	**

25.4(c)	Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Guarantee Agreement with respect to IndyMac Capital Trust IV.	**

25.5(a)	Statement of Eligibility on Form T-1 of Wilmington Trust Company, as trustee under the Amended and Restated Trust Agreement of IndyMac Capital Trust II.	**

25.5(b)	Statement of Eligibility on Form T-1 of Wilmington Trust Company, as trustee under the Amended and Restated Trust Agreement of IndyMac Capital Trust III.	**

25.5(c)	Statement of Eligibility on Form T-1 of Wilmington Trust Company, as trustee under the Amended and Restated Trust Agreement of IndyMac Capital Trust IV.	**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.

**	Filed herewith.
Item 17. Undertakings
     Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on June 30, 2006.

INDYMAC BANCORP, INC.
By:	/s/ Michael W. Perry
	Name:	Michael W. Perry
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Michael W. Perry and Scott Keys, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 30, 2006.

Signature	Title	Date
/s/ Michael W. Perry Michael W. Perry	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 30, 2006

/s/ Scott Keys	Executive Vice President and
Scott Keys	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2006

/s/ Louis E. Caldera Louis E. Caldera	Director	June 30, 2006

/s/ Lyle E. Gramley Lyle E. Gramley	Director	June 30, 2006

/s/ Hugh M. Grant Hugh M. Grant	Director	June 30, 2006

/s/ Patrick C. Haden Patrick C. Haden	Director	June 30, 2006

/s/ Terrance G. Hodel Terrance G. Hodel	Director	June 30, 2006

/s/ Robert L. Hunt II Robert L. Hunt II	Director	June 30, 2006

/s/ Senator John Seymour (ret.) Senator John Seymour (ret.)	Director	June 30, 2006

/s/ Bruce G. Willison Bruce G. Willison	Director	June 30, 2006

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on June 30, 2006.

INDYMAC CAPITAL TRUST II

By:	/s/ Francisco Nebot
Name: Francisco Nebot
Title:	Administrative Trustee

INDYMAC CAPITAL TRUST III

By:	/s/ Francisco Nebot
Name: Francisco Nebot
Title: Administrative Trustee

INDYMAC CAPITAL TRUST IV

By:	/s/ Francisco Nebot
Name: Francisco Nebot
Title: Administrative Trustee